                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  Filed by the registrant [X]

  Filed by a party other than the regitrant [_]

  Check the appropriate box:

  [_]Preliminary proxy statement

  [X]Definitive proxy statement

  [_]Definitive additional materials

  [_]Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Santa Anita Operating Company               Santa Anita Realty Enterprises, Inc.
- -------------------------------             ------------------------------------
 (Name of Registrant as                           (Name of Registrant as
Specified in Its Charter)                        Specified in Its Charter)

Santa Anita Operating Company               Santa Anita Realty Enterprises, Inc.
- -------------------------------             ------------------------------------
(Name of Person(s) Filing                        (Name of Person(s) Filing
    Proxy Statement)                                  Proxy Statement)

Payment of filing fee (Check the appropriate box):

  [X]$250 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).

  [_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
  (2)Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
  (4)Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
  [_]Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)Amount previously paid:

- --------------------------------------------------------------------------------
  (2)Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
  (3)Filing party:

- --------------------------------------------------------------------------------
  (4)Date filed:

- --------------------------------------------------------------------------------

[LOGO OF SANTA ANITA CO.]
                           THE SANTA ANITA COMPANIES

SANTA ANITA OPERATING COMPANY               SANTA ANITA REALTY ENTERPRISES, INC.
P.O. BOX 60014                              363 SAN MIGUEL DRIVE, SUITE 100
ARCADIA, CALIFORNIA 91066-6014              NEWPORT BEACH, CALIFORNIA 92660

                   NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS
                              TUESDAY, MAY 3, 1994

TO THE SHAREHOLDERS OF SANTA ANITA OPERATING COMPANY AND SANTA ANITA REALTY
 ENTERPRISES, INC.

  The Annual Meetings of Shareholders of SANTA ANITA OPERATING COMPANY ("OPERATING COMPANY") and SANTA ANITA REALTY ENTERPRISES, INC. ("REALTY") will be held in the Club House of Santa Anita Park, 285 West Huntington Drive, Arcadia, California, on Tuesday, May 3, 1994 at 10:00 A.M. and 10:30 A.M., respectively, for the following purposes:

    1. To elect three Directors of Operating Company for terms to expire in 1997.

    2. To elect four Directors of Realty for terms to expire in 1997.

  Only shareholders of record on the books of Operating Company and Realty as of the close of business on March 8, 1994 will be entitled to vote at the meeting.

ALEXANDER W. INGLE                        JOHN GOODWIN
Secretary                                 Assistant Secretary
Santa Anita Operating Company             Santa Anita Realty Enterprises, Inc.


Arcadia, California                       Newport Beach, California
April 6, 1994                             April 6, 1994

  PROXIES ARE BEING SOLICITED BY THE RESPECTIVE BOARDS OF DIRECTORS OF OPERATING COMPANY AND REALTY. TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETINGS OF BOTH COMPANIES, YOU MUST MARK AND RETURN THE ENCLOSED PROXY CARD.

SANTA ANITA OPERATING COMPANY               SANTA ANITA REALTY ENTERPRISES, INC.
P.O. BOX 60014                              363 SAN MIGUEL DRIVE, SUITE 100
ARCADIA, CALIFORNIA 91066-6014              NEWPORT BEACH, CALIFORNIA 92660

                               ----------------

                             JOINT PROXY STATEMENT

                               ----------------

                        ANNUAL MEETINGS OF SHAREHOLDERS
                              TUESDAY, MAY 3, 1994

                               ----------------

                            SOLICITATION OF PROXIES

  Your proxy in the form enclosed is solicited by the respective Boards of Directors of Santa Anita Operating Company ("Operating Company") and Santa Anita Realty Enterprises, Inc. ("Realty") (sometimes referred to as a "Company" and collectively as "The Companies") for use at the Annual Meetings of Shareholders of The Companies to be held in the Club House of Santa Anita Park, 285 West Huntington Drive, Arcadia, California on May 3, 1994 at 10:00 A.M. and 10:30 A.M., respectively. Your proxy may be revoked by you at any time prior to its use by filing with the Secretary of the appropriate Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The shares represented by the proxies received will be voted at the meeting in the manner described thereon or, if no direction is indicated (as in a situation where voting for directors is conducted by cumulative voting), the shares will be voted in accordance with the recommendations of the respective Boards of Directors. The solicitations of the proxies are being made on behalf of the respective Boards of Directors of The Companies. The cost of soliciting proxies will be borne by The Companies. Solicitations will be made primarily by mail, but regular employees of The Companies, without additional remuneration, may solicit proxies by telephone, telegram and personal interview. This proxy statement and the accompanying notice and form of proxy are being mailed to The Companies' shareholders on or about April 6, 1994.

THE PAIRING

  The outstanding shares of common stock, $.10 par value, of Operating Company ("Operating Stock"), are "paired" with the outstanding shares of common stock, $.10 par value, of Realty ("Realty Stock"), so that they are transferable and tradeable only in combination as units, each unit consisting of one share of Operating Stock and one share of Realty Stock ("Paired Common Stock"). The pairing is evidenced by "back-to-back" stock certificates and the certificates bear a legend referring to the restrictions on transfer imposed by the by-laws of each Company.

  Operating Company and Realty emerged from the reorganization of Santa Anita Consolidated, Inc. ("SAC") on December 31, 1979.

  PROXIES ARE BEING SOLICITED BY THE RESPECTIVE BOARDS OF DIRECTORS OF OPERATING COMPANY AND REALTY. TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETINGS OF BOTH COMPANIES, YOU MUST MARK AND RETURN THE ENCLOSED PROXY CARD.

OUTSTANDING STOCK, VOTING RIGHTS AND VOTING TABULATION

  Only shareholders of record on the books of The Companies as of the close of business on March 8, 1994 (the "Record Date") will be entitled to vote at the meeting. On that date there were issued and outstanding 11,140,853 shares of Operating Stock and 11,256,353 shares of Realty Stock, with each share entitled to one vote.* To The Companies' knowledge no person owns 5% or more of any class of The Companies' outstanding voting securities.

  With respect to the election of directors, a shareholder will be entitled to cumulate votes, i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares, if the name or names of such candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportion as the shareholder may determine. If voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so and, in such event, the other shareholders will not be able to elect any director or directors.

  Votes cast by proxy or in person at the Annual Meetings will be counted by the persons appointed by The Companies to act as election inspectors for the Annual Meetings. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as having voting power for purposes of determining the outcome of any question submitted to the shareholders for a vote at the Annual Meetings. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

  The election inspectors will treat "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter), if any are received by The Companies, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not empowered to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be empowered to vote on other matters).

  Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized in this Joint Proxy Statement.

- --------
* There are 115,500 more shares of Realty Stock outstanding than shares of Operating Stock. The additional shares of Realty Stock were purchased by Operating Company to be paired with authorized but unissued shares of Operating Stock upon the exercise of outstanding stock options.

                             ELECTION OF DIRECTORS

  The respective directors of The Companies are divided into three classes. Each class has a term of three years and the terms are staggered so that only one class of directors for each Company is elected annually. The nominees standing for re-election in 1994 for each Company together with the directors whose terms do not expire are listed on the following pages. Election of each of the nominees will require the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at each of the Annual Meetings (assuming the presence of a quorum).

  It is intended that the proxies received will be voted for the election of the nominees named below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event any nominee will be unable to serve, or for good cause will not serve, the proxies will be voted by the proxy holders in their discretion for another person.

  Unless otherwise instructed, the proxy holders will vote to elect the three nominees for Operating Company and four nominees for Realty to terms expiring in 1997. William C. Baker, Clifford C. Goodrich and Stephen F. Keller are Class II Directors and are nominees for Directors of both Operating Company and Realty. Charles H. Strub, II is a Class II Director and is a nominee for Realty only.

  THE BOARD OF DIRECTORS OF OPERATING COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR THE BOARD OF DIRECTORS OF OPERATING COMPANY AND THE BOARD OF DIRECTORS OF REALTY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR THE BOARD OF DIRECTORS OF REALTY NAMED IN THIS PROXY STATEMENT.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

  The tabulation below lists the nominees for election as directors and shows certain information concerning each such nominee, including the number of paired shares of Operating Stock and Realty Stock beneficially owned directly or indirectly by such nominee on March 8, 1994. The tabulation also provides such information for continuing directors whose terms of office do not expire in 1994.

             NOMINEES FOR DIRECTORS FOR TERMS WHICH EXPIRE IN 1997

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                   PRINCIPAL BUSINESS                               BENEFICIAL
                                   EXPERIENCE                                       OWNERSHIP       PERCENT OF
                                   DURING PAST 5 YEARS AND                          OF COMMON       OUTSTANDING
                    CLASS OF       ALL POSITIONS WITH THE                DIRECTOR   STOCK OF        COMMON
DIRECTOR            DIRECTOR       COMPANIES                      AGE    SINCE(1)   EACH COMPANY    STOCK
- --------            --------       -----------------------        ---    --------   ------------    -----------
BOTH OPERATING
COMPANY AND
REALTY
- --------------
William C. Baker      II            President, Red Robin          60      1991        6,400               *
                                    International, Inc.,
                                    since 1993; Investor
                                    1988-1993; Chief
                                    Executive Officer,
                                    Del Taco, Inc.,
                                    1976-1988; Director,
                                    Callaway Golf
                                    Company; Bank of Newport;
                                    Storage Equities, Inc.
                                    (public storage)

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                   PRINCIPAL BUSINESS                               BENEFICIAL
                                   EXPERIENCE                                       OWNERSHIP       PERCENT OF
                                   DURING PAST 5 YEARS AND                          OF COMMON       OUTSTANDING
                    CLASS OF       ALL POSITIONS WITH THE                DIRECTOR   STOCK OF        COMMON
DIRECTOR            DIRECTOR       COMPANIES                      AGE    SINCE(1)   EACH COMPANY    STOCK
- --------            --------       -----------------------        ---    --------   ------------    -----------
BOTH OPERATING
COMPANY AND
REALTY
- --------------
Clifford C. Goodrich    II         Vice President, Operating       51      1989       18,673(2)         *
                                   Company since 1989;
                                   President and General
                                   Manager, Los Angeles Turf
                                   Club, Incorporated
                                   ("LATC"), a wholly-owned
                                   subsidiary of Operating
                                   Company, since 1989;
                                   Assistant General Manager,
                                   LATC 1980-1989
Stephen F. Keller      II          Chairman and Chief             55      1991        32,591(3)        *
                                   Executive Officer,
                                   Operating Company since
                                   1993; Chairman, Realty
                                   since 1992; President,
                                   Operating Company since
                                   1991; Attorney, Fulbright
                                   & Jaworski 1991; Vice
                                   Chairman, Seidler Amdec
                                   Securities, Inc., 1988-
                                   1990; Attorney, Lillick &
                                   McHose, 1962-1990;
                                   Director, Leslie's
                                   Poolmart, Inc. (swimming
                                   pool supplies); Member of
                                   Board of Trustees, The
                                   Northwestern Mutual Life
                                   Insurance Company
REALTY
ONLY
- ------
Charles H. Strub        II         Owner, CHS Realty Company       52      1988       82,543(4)         *
                                   (commercial brokerage,
                                   development and
                                   investment)

              CONTINUING DIRECTORS FOR TERMS WHICH EXPIRE IN 1995

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                   PRINCIPAL BUSINESS                               BENEFICIAL
                                   EXPERIENCE                                       OWNERSHIP       PERCENT OF
                                   DURING PAST 5 YEARS AND                          OF COMMON       OUTSTANDING
                    CLASS OF       ALL POSITIONS WITH THE                DIRECTOR   STOCK OF        COMMON
DIRECTOR            DIRECTOR       COMPANIES                      AGE    SINCE(1)   EACH COMPANY    STOCK
- --------            --------       -----------------------        ---    --------   ------------    -----------
BOTH OPERATING
COMPANY AND
REALTY
- --------------
Robert H. Grant         III        President, Grant                73       1970      387,622(5)        3.4%
                                   Investment Corp. (real
                                   estate investments and
                                   development).
Robert E. Morgan        III        Retired; former President,      74       1975        1,590             *
                                   Coldwell Banker First
                                   Newport Corporation (real
                                   estate services); former
                                   President, Coldwell Banker
                                   Real Estate Finance
                                   Services (real estate
                                   services); Director,
                                   Standard-Pacific Corp.
                                   (real estate); Pacific
                                   Gulf Properties Inc.
Thomas P. Mullaney      III        General Partner, Matthews,      61      1989        1,000              *
                                   Mullaney & Co. (private
                                   investment partnership)
                                   since 1991; General
                                   Partner, Kidd, Kamm & Co.
                                   (private invest-
                                   ment partnership) 1986-
                                   1991; Director, Ducommun
                                   Incorporated
                                   (manufacturing); U.S.
                                   Borax.

              CONTINUING DIRECTORS FOR TERMS WHICH EXPIRE IN 1996

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                   PRINCIPAL BUSINESS                               BENEFICIAL
                                   EXPERIENCE                                       OWNERSHIP       PERCENT OF
                                   DURING PAST 5 YEARS AND                          OF COMMON       OUTSTANDING
                    CLASS OF       ALL POSITIONS WITH THE                DIRECTOR   STOCK OF        COMMON
DIRECTOR            DIRECTOR       COMPANIES                      AGE    SINCE(1)   EACH COMPANY    STOCK
- --------            --------       -----------------------        ---    --------   ------------    -----------
BOTH OPERATING
COMPANY AND
REALTY
- --------------
Richard S. Cohen        I          Attorney, Law Offices of       58       1967        5,445(6)          *
                                   Richard S. Cohen and
                                   Donna Frost Cohen
Arthur Lee Crowe        I          Investor; Vice Chairman,       70       1960      159,871(4)         1.4
                                   Realty and Operating
                                   Company since 1988

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                   PRINCIPAL BUSINESS                               BENEFICIAL
                                   EXPERIENCE                                       OWNERSHIP       PERCENT OF
                                   DURING PAST 5 YEARS AND                          OF COMMON       OUTSTANDING
                    CLASS OF       ALL POSITIONS WITH THE                DIRECTOR   STOCK OF        COMMON
DIRECTOR            DIRECTOR       COMPANIES                      AGE    SINCE(1)   EACH COMPANY    STOCK
- --------            --------       -----------------------        ---    --------   ------------    -----------
OPERATING
COMPANY ONLY
- --------------
Linda K. Mennis         I          Attorney                       41       1989       1,195(4)          *
John M. Strub           I          Vice President, Mechan-        37       1986       3,122(4)          *
                                   ic's National Bank since
                                   1991; graduate student
                                   1989-1991; President,
                                   Lexington Securities
                                   1988-1989
REALTY ONLY
- -----------
Taylor B. Grant         I          Chief Executive Officer,        44      1988          81(5)          *
                                   Optima Asset Management
                                   Services (Management Con-
                                   sulting) since 1992;
                                   President, Grant Building
                                   Company 1988-1992 (real
                                   estate)
Robert H. Strub         I          Vice President, Valley          39      1986       3,152(4)          *
                                   Sand and Gravel (well
                                   pack and filter medium)
                                   since 1992; Graduate stu-
                                   dent 1992; Manager, W.R.
                                   Lind, Inc. (engineering)
                                   1988-1992

- --------
* Less than one percent (1%) of the outstanding Common Stock. At March 8, 1994 there were 11,140,853 shares of Operating Stock outstanding and 11,256,353 shares of Realty Stock outstanding.

(1) Includes years served as a director of SAC.

(2) Includes 16,000 shares which Mr. Goodrich has a fully-vested option to acquire and 1,673 shares allocated to Mr. Goodrich in the Thrift Plan.

(3) Includes 25,400 shares which Mr. Keller has a fully-vested option to acquire and 191 shares allocated to Mr. Keller in the Thrift Plan.

(4) Messrs. Charles H. Strub, II, John M. Strub and Robert H. Strub are nephews of Mr. Crowe. Mrs. Mennis is the niece of Mr. Crowe.

(5) Taylor B. Grant is the son of Robert H. Grant.

(6) Reflected in the table is Mr. Cohen's 50% beneficial interest in a trust which holds 10,000 shares of Common Stock.

INFORMATION REGARDING THE BOARDS OF DIRECTORS FOR SANTA ANITA OPERATING COMPANY AND SANTA ANITA REALTY ENTERPRISES, INC.

  Each of the Boards of Directors has created and delegated certain authority to its Executive Committee, an Audit Committee, a Compensation Committee, and Nominating Committee.

  The Executive Committees of Operating Company and Realty both consist of Stephen F. Keller (Chairman), Arthur Lee Crowe (Vice Chairman), Robert H. Grant (Vice Chairman), Richard S. Cohen, and Robert E. Morgan. The Executive Committees have and may exercise all of the power of the Boards of Directors in the management of the business and affairs of Operating Company and Realty, subject to certain limitations imposed by Delaware law and, in the case of Realty's Executive Committee, to the further limitation that it may not approve equity real estate investments by Realty in excess of $7,500,000. The Executive Committee of Operating Company met one time and the Executive Committee of Realty met on two occasions during the year ended December 31, 1993.

  The Audit Committees of Operating Company and Realty both consist of Arthur Lee Crowe (Chairman) and Robert E. Morgan. In addition, John Strub serves on Operating Company's Audit Committee and Charles H. Strub, II and Taylor B. Grant serve on Realty's Audit Committee. The Audit Committees perform numerous functions, including recommending the engagement of an independent accounting firm to the respective Boards of Directors, meeting with the independent accounting firm to discuss the scope and conduct of its annual audit, and the institution of generally accepted accounting principles. In addition, the Committees make inquiries about and discuss policies and procedures with respect to principles of business conduct, financial and accounting controls, compliance with the Foreign Corrupt Practices Act of 1977, areas of special concern and other related matters. The Audit Committees also review with management the methodology and key assumptions supporting The Companies' respective annual operating budgets and business plans. The Audit Committees of both Operating Company and Realty met on three occasions during the year ended December 31, 1993.

  The Compensation Committees of Operating Company and Realty both consist of Thomas P. Mullaney (Chairman), William C. Baker and Arthur Lee Crowe. In addition, Linda K. Mennis serves on Operating Company's Compensation Committee and Robert H. Strub serves on Realty's Compensation Committee. Each of the Compensation Committees annually reviews the performance and effectiveness of the Chief Executive Officer and recommends annual compensation levels for the Chief Executive Officer to the Board of Directors. Each of the Committees also sets the compensation of all other executive officers, approves all grants of stock options and administers The Companies' respective stock option programs, pension plans and other executive and employee compensation, retirement and benefit plans. The Compensation Committees for Operating Company and Realty each met five times during the year ended December 31, 1993.

  The Nominating Committees of Operating Company and Realty both consist of Richard S. Cohen (Chairman), Arthur Lee Crowe, Robert H. Grant, Stephen F. Keller and Thomas P. Mullaney. Each of the Nominating Committees establishes criteria for Board membership, selects candidates for nomination as members of the Board, recommends the number of directors, conducts annual reviews of the qualifications and effectiveness of incumbent directors and makes recommendations on the election of officers. Each of the Committees also reviews and recommends director compensation, reviews questions of corporate governance and reviews and makes recommendations with respect to any conflicts of interest that may affect directors or executive officers. The Nominating Committees will consider candidates for appointment to the Boards of Directors recommended by The Companies' shareholders. Such recommendations should be made in writing, addressed to the appropriate Nominating Committee, and forwarded to the attention of the Secretary of either Operating Company or Realty. The Nominating Committees of Operating Company and Realty met four times during the year ended December 31, 1993.

  The Boards of Directors of Operating Company and Realty each established an Ad Hoc Committee on Governance to make recommendations to the Boards of Directors on: the appropriate size of the Boards of Directors; the number, authority, responsibilities and memberships of the committees of the Boards; a review process for Director performance; and other related matters on governance. The Committees were dissolved on August 4, 1993, after having accomplished their respective missions.

  On December 16, 1993, the Boards of Directors of Operating Company and Realty each approved dissolution of their respective Strategic Planning Committees upon completion of each committee's agenda.

  Additionally, the Boards of Directors of Operating Company and Realty approved consolidation of the activities of the former Pension and Thrift Plan Committees of each Company into the Compensation Committee for each Company.

  During the year ended December 31, 1993, all of the directors attended at least 75%, in the aggregate, of the meetings of the Boards of Directors and Committees of both Operating Company and Realty of which they were members, for the periods in which they were members. During the past year, the Board of Directors of Operating Company met seven times and the Board of Directors of Realty met nine times.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires, among others, the directors and officers of The Companies to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes of ownership of common stock of The Companies. Such officers and directors are required by Securities and Exchange Commission regulation to furnish The Companies with copies of all Section 16(a) forms they file.

  To The Companies' knowledge, based solely on a review of the copies of such reports furnished to The Companies and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to each of its officers and directors were complied with.

                               EXECUTIVE OFFICERS

MANAGEMENT CHANGES

  There have been several changes in senior management of Realty and Operating Company since January 1, 1993.

 Operating Company

  Robert P. Strub, Chairman of the Board of Operating Company and its former, long-time President and Chief Executive Officer, died on May 5, 1993. Stephen
F. Keller, President and (since February 1993) Chief Executive Officer of Operating Company, succeeded Mr. Strub as Chairman of the Board on June 17, 1993. Effective at the close of business on December 31, 1993, Glennon E. King, Vice President--Finance of Operating Company, resigned. He was replaced by Richard D. Brumbaugh, age 47, who has served as Assistant Controller of Operating Company since 1980.

 Realty

  In 1993 Realty commenced a reorganization whereby its industrial park and multifamily properties would be contributed to a wholly-owned subsidiary, Pacific Gulf Properties Inc. ("Pacific Gulf"), which would concurrently sell securities to the public. This transaction, which was completed on February 18, 1994, resulted in Glenn L. Carpenter, President and Chief Executive Officer, Donald G. Herrman, Vice President--Finance, Secretary and Treasurer, and Lonnie
P. Nadal, Vice President--Acquisitions, resigning as officers of Realty to become senior management of Pacific Gulf. Effective February 18, 1994, Glennon
E. King, the former Vice President--Finance and Controller of Operating Company, was named acting Chief Executive Officer of Realty. On March 15, 1994, Mr. King resigned as acting Chief Executive Officer and was appointed acting Chief Financial Officer of Realty. Effective March 16, 1994, Sherwood C. Chillingworth, age 67, was appointed Chief Executive Officer of Realty. Mr. Chillingworth has been the Executive Vice President of Oak Tree Racing Association (lessee of Santa Anita Park) since 1992, and from 1973 to 1992 was Chief Executive Officer of Chillingworth Corporation, which developed commercial and industrial projects, condominiums and land development for single family residences throughout the country. It is anticipated that Mr. Chillingworth will continue to serve as Executive Vice President of Oak Tree Racing Association while serving as Chief Executive Officer of Realty. It is further contemplated that Mr. Chillingworth will be appointed a director of Realty and will serve as Vice Chairman of the Board of Directors of Realty at some time in the near future.

  Realty has also appointed Christopher T. Stirling, age 39, as President and Chief Operating Officer, effective April 18, 1994. Mr. Stirling has been employed by Homart Development Company, a real estate development subsidiary of Sears Roebuck & Company since 1985, and most recently as Vice President of the Office and Multi-Use Division where his primary responsibilities have included asset management, client relations, acquisitions, development, construction and leasing activities.

CERTAIN INFORMATION

  The following tables set forth the names, ages and positions of the executive officers of Operating Company and Realty who were in office on December 31, 1993, the date each became an officer of either Operating Company, Realty or SAC, and the number of shares of The Companies' common stock beneficially owned, directly or indirectly, by each of them at March 8, 1994. Similar information is set forth regarding Mr. Strub. As of March 8, 1994, all directors and officers of Operating Company as a group (12 persons, including Mr. Strub's estate) owned 5.8% of the outstanding shares of Operating Company and all directors and officers of Realty as a group (11 persons, including Mr. Strub's estate) owned 6.1% of the outstanding shares of Realty Stock. Executive officers are appointed annually and hold office until a successor is duly elected and qualified.

OPERATING COMPANY

                                                                                            SHARES
                                                                                        BENEFICIALLY
                                                                                          OWNED AT
                                                                             OFFICER      MARCH 8,
NAME                       AGE   POSITION                                    SINCE(1)     1994(2)
- ----                       ---   --------                                    --------   -----------
Robert P. Strub(3)          --   Chairman; Chairman and                        1960      34,400(4)
                                 Chief Executive Officer of LATC
Stephen F. Keller           55   Chairman; President and Chief Executive
                                 Officer                                       1991      32,591(5)
Clifford C. Goodrich        51   Vice President; President and                 1982      18,673(6)
                                 General Manager of LATC
Glennon E. King             50   Vice President--Finance and Controller        1979      24,966(7)
Alexander W. Ingle          51   Vice President; Secretary/Treasurer           1976      23,354(8)
Thomas S. Robbins           40   Vice President Racing                         1990       8,582(9)

                                                                                            SHARES
                                                                                        BENEFICIALLY
                                                                                          OWNED AT
                                                                             OFFICER      MARCH 8,
NAME                       AGE   POSITION                                    SINCE(1)     1994(2)
- ----                       ---   --------                                    --------   -----------
Glenn L. Carpenter          51    President and Chief Executive Officer       1979       28,229(10)
Donald G. Herrman           37    Vice President and Treasurer                1985        8,611(11)
Lonnie P. Nadal             38    Vice President--Acquisitions                1992        1,056(12)

- --------
 (1) Includes years served as an officer of SAC.
 (2) The percentages of shares beneficially owned by any executive officer do not exceed 1% of the Common Stock so owned.
 (3) Mr. Strub died on May 5, 1993.
 (4) Represents 34,400 shares which Mr. Strub's estate has fully vested options to acquire.
 (5) Includes 25,400 shares which Mr. Keller has fully-vested options to acquire and 191 shares allocated to Mr. Keller in the Thrift Plan.
 (6) Includes 16,000 shares which Mr. Goodrich has fully-vested options to acquire and 1,673 shares allocated to Mr. Goodrich in the Thrift Plan.
 (7) Includes 18,000 shares which Mr. King has fully-vested options to acquire and 6,966 shares allocated to Mr. King in the Thrift Plan.
 (8) Includes 10,800 shares which Mr. Ingle has fully-vested options to acquire and 8,054 shares allocated to Mr. Ingle in the Thrift Plan.
 (9) Includes 6,400 shares which Mr. Robbins has fully vested options to acquire and 2,182 shares allocated to Mr. Robbins in the Thrift Plan.
(10) Includes 25,600 shares which Mr. Carpenter has fully-vested options to acquire and 2,629 shares allocated to Mr. Carpenter in the Thrift Plan.
(11) Includes 7,200 shares which Mr. Herrman has fully-vested options to acquire and 1,411 shares allocated to Mr. Herrman in the Thrift Plan.
(12) Includes 1,000 shares which Mr. Nadal has fully-vested options to aquire and 56 shares are allocated to Mr. Nadal in the Thrift Plan.

  Biographical information concerning Messrs. Keller and Goodrich is given under the caption "Election of Directors."

  Mr. King resigned as Vice President--Finance of Operating Company, effective December 31, 1993. He served as Controller of Operating Company from 1979-1993 and as Vice President--Finance from 1982 to 1993. He was employed by SAC from 1974 to 1979. Effective February 18, 1994, Mr. King was appointed acting Chief Executive Officer of Realty. On March 15, 1994, Mr. King resigned as acting Chief Executive Officer and was appointed acting Chief Financial Officer of Realty.

  Mr. Ingle has served as Secretary/Treasurer of Operating Company since 1979 and as Vice President since 1986. He was employed by SAC from 1970 to 1979.

  Mr. Robbins served as Racing Secretary of LATC from 1985-1990. He has served as Vice President--Racing of Operating Company since 1990.

                             EXECUTIVE COMPENSATION

                               OPERATING COMPANY

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Operating Company for the years ended December 31, 1993, 1992 and 1991 of those persons who served as Chief Executive Officer during 1993, together with the other four most highly compensated executive officers of Operating Company (see Executive Officers-- Management Changes).

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM          ALL OTHER
                                        ANNUAL COMPENSATION(1)      COMPENSATION      COMPENSATION(2)
                                        ----------------------  --------------------- ---------------
                NAME AND                                        SECURITIES UNDERLYING
           PRINCIPAL POSITION                   SALARY   BONUS       OPTIONS(#)
           ------------------                   ------   -----  ---------------------
Robert P. Strub, Chairman and Chief       1993 $141,026 $   --            --                 --
 Executive Officer(3)                     1992  395,833 100,000        52,000                --
                                          1991  378,333  50,000           --
Stephen F. Keller, President,             1993 $347,917 $50,000        22,000             $2,299
 and Chief Executive Officer(4)           1992  264,167 100,000        37,000              4,162
                                          1991  126,167  37,500        45,000                --
Clifford C. Goodrich,                     1993 $221,667 $30,000        15,000                --
 Vice President                           1992  211,667  52,500        20,000                --
                                          1991  201,667  35,000           --                 --
Glennon E. King, Vice President,          1993 $146,500 $   --          4,000                --
 Chief Financial Officer(5)               1992  141,083  37,500        15,000             $1,074
                                          1991  134,167  25,000           --                 --
Thomas S. Robbins,                        1993 $147,500 $15,000         6,500             $2,262
 Vice President--Racing                   1992  141,083  11,250         5,000              4,327
                                          1991  134,167   7,500           --               5,272
Alexander W. Ingle, Secretary, Treasurer  1993 $135,500 $   --          4,000             $2,078
 Vice President                           1992  130,000  22,500        14,000              3,988
                                          1991  123,167  15,000           --               4,273

- --------
(1) Operating Company provides automobiles and club memberships to certain key employees, including certain officers listed above, the value of which is not included in the table above and which in any case did not exceed 10% of the annual salary and bonus of any individual for the years indicated.
(2) Amounts shown are those expensed for financial reporting purposes under the Thrift Plan. See "Other Benefit Plans for Operating Company and Realty" for a description of the Thrift Plan and payments made to Mr. Strub under the Retirement Income Plan.
(3) Mr. Strub served as chairman until his death on May 5, 1993.
(4) Mr. Keller joined Operating Company in July, 1991 and was named Chief Executive Officer on February 11, 1993 and Chairman on June 17, 1993.
(5) Mr. King resigned effective at the close of business on December 31, 1993. In his severance arrangement, he will receive the equivalent of 44 weeks of salary, a 3 months acceleration of vesting on his deferred compensation agreement and certain office equipment. Additionally, Mr. King entered into a consulting arrangement that extended to March 11, 1994 pursuant to which he rendered consulting services to Operating Company on an as needed basis. On February 18, 1994, Mr. King was appointed acting Chief Executive Officer of Realty. On March 15, 1994 Mr. King resigned as acting Chief Executive Officer and was appointed acting Chief Financial Officer of Realty.

  STOCK OPTIONS. The following table sets forth the individual grants to the named executive officers during 1993, the percentage that each grant represents of the total options granted to employees during 1993, the exercise price, the expiration date, and the potential realizable value of each of the options (assuming either a 5% or 10% annualized rate of appreciation from the date of grant).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                            NUMBER OF SHARES         % OF TOTAL                          PRICE APPRECIATION
                                OF PAIRED        OPTIONS GRANTED TO EXERCISE             FOR OPTION TERM(1)
                         COMMON STOCK UNDERLYING    EMPLOYEES IN     PRICE   EXPIRATION ---------------------
                             OPTIONS GRANTED        FISCAL YEAR      ($/SH)     DATE        5%        10%
                         ----------------------- ------------------ -------- ---------- ---------- ----------
Robert P. Strub.........            --                   --             --         --   $      --  $      --
Stephen F. Keller.......         22,000                20.0%         $17.38   9/1/2003     240,887    607,952
Clifford C. Goodrich....         15,000                13.6%         $17.38   9/1/2003     164,241    414,513
Glennon E. King.........          4,000                 3.6%         $17.38   9/1/2003      43,798    110,537
Thomas S. Robbins.......          6,500                 5.9%         $17.38   9/1/2003      71,171    179,622
Alexander W. Ingle......          4,000                 3.6%         $17.38   9/1/2003      43,798    110,537

- --------
(1) These amounts in these columns are based upon assumed rates of appreciation over the option term which are prescribed by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the Operating Company's paired Common Stock, overall market conditions and the optionholder's continued employment through the applicable vesting periods.

  Options granted in 1993 are exercisable starting 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date. Each of the options was granted under the Operating Company's Option Program with an exercise price of 100% of the fair market value of Paired Common Stock on the date of grant.

  The exercise price of an option may be paid, in full or in part, by delivering shares of Paired Common Stock to Operating Company or by requesting that Operating Company withhold a number of shares of Paired Common Stock with a fair market value equal to the option exercise price from the amount otherwise issuable upon exercise. In addition, Operating Company may loan to an option holder funds sufficient to exercise all or a portion of the options granted, such loans to be made at the absolute discretion of the Board of Directors. Each loan would be evidenced by a note, bearing interest at the then prime rate of interest charged by Bank of America NT & SA, subject to annual adjustments, with full recourse to the option holder, and payable over a five years with 10% annual minimum annual installments. In addition, Operating Company may also loan an option holder funds sufficient to pay tax liability. Upon a Change in Control, all unexpired options granted become immediately exercisable except to the extent that the Compensation Committee determines that an acceleration of the exercise date would cause the deduction limits of
Section 280G of the Internal Revenue Code to come into effect. A Change in Control is generally defined as a 20% change in ownership of Operating Company or the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board of Directors), subject to certain exceptions.

  None of the named officers exercised any stock options during 1993 or held "in-the-money" options at the end of the fiscal year. The following table sets forth the number of unexercised options held as of December 31, 1993 (broken down between exercisable and unexercisable options):


                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES OF
                                                          PAIRED COMMON STOCK
                                                        UNDERLYING UNEXERCISED
                                                              OPTIONS AT
                                                           DECEMBER 31, 1993
                                                       -------------------------
      NAME                                             EXERCISABLE UNEXERCISABLE
      ----                                             ----------- -------------
      Robert P. Strub(1)..............................   34,400          --
      Stephen F. Keller...............................   25,400       78,600
      Clifford C. Goodrich............................   16,000       34,000
      Glennon E. King.................................   18,000          --
      Thomas S. Robbins...............................    6,400       11,100
      Alexander W. Ingle..............................   10,800       17,200

- --------
(1) Mr. Strub died on May 5, 1993.

  INDEBTEDNESS OF MANAGEMENT. In 1987, Mr. Ingle exercised stock options whereby he purchased 6,000 shares of paired Operating Stock and Realty Stock at $3.00 and $21.75 per share, respectively, by delivering cash in an amount equal to the aggregate par value of the shares and executing a promissory note in payment of the balance of the purchase price, payable in six annual installments at an initial annual interest rate of 9.25%. The promissory notes delivered to Operating Company also included amounts advanced to cover income tax liabilities occasioned by the stock option exercise. In 1990, Mr. Robert P. Strub and Mr. Goodrich each exercised stock options whereby they purchased 35,000 shares and 5,000 shares of paired Operating Stock and Realty Stock at $3.30 and $21.75 per share, respectively, for Mr. Robert P. Strub and $3.00 and $21.75 per share, respectively, for Mr. Goodrich, by delivering cash in an amount equal to the aggregate par value of the shares and executing a promissory note in payment of the balance of the purchase price, payable in five annual installments at initial annual interest rates of 10.5% and 10.0%, respectively. The promissory notes delivered to Operating Company also included amounts advanced to cover income tax liabilities occasioned by the stock option exercise. On April 11, 1993, Operating Company advanced Mr. Robert P. Strub $25,000 for the purpose of covering personal expenses. The funds were repaid on July 13, 1993 with interest at 6 percent. The following table reflects information relating to these transactions with Operating Company and Realty.

  The $305,641 balance of Mr. Strub's note will be reduced at the rate of $5,000 per month by his widow, Mrs. Elizabeth Strub, who has personally guaranteed the Note. Additionally, irrevocable escrow instructions have been executed by the trustee of Mr. Strub's estate wherein escrow proceeds arising from the sale of a single family residence will be applied to the outstanding balance.

                                                                                 INTEREST RATE
                                                                                  IN EFFECT AT
                DATE OF          TYPE OF       HIGH BALANCE      BALANCE AT        DECEMBER 31,
INDIVIDUAL     INCURRENCE     INDEBTEDNESS     DURING 1993    DECEMBER 31, 1993        1993
- ----------     ----------   -----------------  ------------   -----------------   -------------
R.P. Strub        5-16-90   stock option loan    $695,800         $305,641             6.0%
R.P. Strub        4-11-93   cash advance           25,000              --              6.0%
C.C. Goodrich      8-3-90   stock option loan      98,200           85,925             6.0%
A.W. Ingle       10-20-87   stock option loan      88,380              --              6.0%

                      REPORT OF THE COMPENSATION COMMITTEE
                       FOR SANTA ANITA OPERATING COMPANY

To: The Board of Directors

  The Compensation Committee ("Committee"), a committee composed entirely of Directors who have never served as officers of Santa Anita Operating Company ("Operating Company"), determines and administers the compensation of the officers of Operating Company.

  The duties of the Committee include evaluation of the performance of management, consideration of management succession, the setting of compensation levels of members of senior management other than the Chief Executive Officer, whose compensation the Committee recommends to the Board for its action, and related matters. In addition, the Committee reviews various compensation, pension and benefit plans of Operating Company, including its stock option plan and deferred compensation agreements for certain senior officers.

  The Committee believes that a portion of annual compensation of each officer should be related to the performance of Operating Company as well as the individual's contribution to Operating Company. This places a portion of the annual compensation "at risk". In particular, in 1993, the Committee assessed the individual's contributions to the Company's cost reduction program.

  The Committee's deliberations include a review of the reasonableness of compensation paid compared with the compensation paid by comparable companies in the thoroughbred horse racing business. However, because of the unique nature of the horse racing business, the Committee members also review salary data for companies in the wholesale/retail industry whose revenues are comparable to the gross wagering levels generated by Operating Company. Additionally, the Committee reviews general compensation surveys provided by compensation consulting firms to assure that the base salaries and total cash compensation levels for the Company's executives are competitive with the previously referenced companies.

  Mr. Keller's salary as Chief Executive Officer of Operating Company was established at $350,000 for the 12 months commencing November 1, 1992, by the Board of Directors in December, 1992, based upon the recommendation of the Compensation Committee. In December, 1993 the Committee assessed, among other things, Mr. Keller's leadership during the transition following Mr. Strub's death, and his effectiveness during implementation of the cost reduction program and recommended, and the Board approved, a salary increase to $375,000 for Mr. Keller for the 12 months commencing November 1, 1993. This figure places Mr. Keller near the mid-point of the previously referenced companies.

  The primary input to the Committee with respect to the bonus plan for officers consists of recommendations by the Chief Executive Officer of Operating Company, except in the case of any bonus paid to the Chief Executive Officer, which is determined by the Board of Directors based upon the recommendation of the Committee. Operating Company has maintained an annual bonus plan under which bonuses may be payable to executive officers. These bonuses are predicated on a subjective evaluation of both the performance of the executive officer and the performance of Operating Company or, to the extent appropriate, the performance of both Realty and Operating Company. Operating Company's bonus plan distribution for 1993 represented eight percent of the executive officers' salaries, compared with 27% in 1992.

  The Committee's determination of Mr. Keller's bonus was based on its subjective assessment of Mr. Keller's contributions to the performance of Operating Company during 1993. Mr. Keller received a 1993 bonus of $50,000.

  Those senior officers of Operating Company that received options received them based on their level of responsibility and relative position in Operating Company. The Committee also considers current stock ownership and outstanding stock options as factors in determining stock option grants. In the aggregate, the executive officers received 46 percent of the options granted to employees of Operating Company in 1993, with the remaining 54 percent being granted to the key supervisory personnel.

  Mr. Keller received an option grant of 22,000 shares of common stock which represented 20 percent of the total grants made to Operating Company officers and key supervisory personnel in 1993. Historically, the Chief Executive Officer of Operating Company has received between 20 and 40 percent of the total options granted since 1985.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Operating Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                     Compensation Committee

                                     Thomas P. Mullaney  Arthur Lee Crowe
                                     William C. Baker    Linda K. Mennis

April 6, 1994

                                     REALTY

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Realty for the years ended December 31, 1993, 1992 and 1991 of the person serving as Chief Executive Officer during 1993, together with the only other executive officers of Realty. Messrs. Carpenter, Herrman and Nadal resigned on February 18, 1994 to join Pacific Gulf (see Executive Officers--Management Changes).

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM          ALL OTHER
                                 ANNUAL COMPENSATION(1)      COMPENSATION      COMPENSATION(2)
                                 ----------------------  --------------------- ---------------
            NAME AND                                     SECURITIES UNDERLYING
       PRINCIPAL POSITION                SALARY   BONUS       OPTIONS(#)
       ------------------                ------   -----  ---------------------
Glenn L. Carpenter, President and
 Chief Executive Officer           1993 $258,780 $30,000           --              $2,299
                                   1992  226,667  60,000        30,000                --
                                   1991  205,333  40,000           --               6,500
Donald G. Herrman,
 Vice President, Chief Financial
 Officer                           1993 $113,501 $15,000           --              $1,687
                                   1992  105,833  12,750        12,000              3,221
                                   1991  100,833   8,500           --               4,601
Lonnie P. Nadal,
 Vice President, Acquisitions(3)   1993 $105,945 $ 5,000           --              $1,603
                                   1992  100,750  12,000         5,000                --
                                   1991   32,140     --            --                 --

- --------
(1) Realty provides automobiles and club memberships to certain key employees, including certain officers listed above, the value of which is not included in the table above and which in any case does not exceed 10% of the annual salary and bonus of any individual.
(2) Amounts shown are those expensed for financial reporting purposes under the Thrift Plan. See "Other Benefit Plans for Operating Company and Realty" for a description of the Thrift Plan.
(3) Mr. Nadal joined Realty in August, 1991.

  STOCK OPTIONS. Realty did not grant any stock options in 1993.

  None of the named officers, all of whom resigned effective February 18, 1994, exercised options during 1993 or held "in-the-money" options at the end of the fiscal year. The following table sets forth the number of unexercised options held as of December 31, 1993 (broken down between exercisable and unexercisable options).

                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES OF
                                                                PAIRED
                                                        COMMON STOCK UNDERLYING
                                                         UNEXERCISED OPTION AT
                                                           DECEMBER 31, 1993
                                                       -------------------------
      NAME(1)                                          EXERCISABLE UNEXERCISABLE
      -------                                          ----------- -------------
      Glenn L. Carpenter..............................   25,600       26,400
      Donald G. Herrman...............................    7,200       10,800
      Lonnie P. Nadal.................................    1,000        4,000


  INDEBTEDNESS OF MANAGEMENT. On December 31, 1988 and on October 10, 1989, Mr. Royce McKinley, a former officer of Realty and a former director of Operating Company and Realty, exercised stock options to acquire shares of Realty by paying cash in an amount equal to the par value of the shares and delivering promissory notes for the balance of the option exercise price, payable in five annual installments at an initial annual interest rate of 10.5%. The highest amount owed by Mr. McKinley during the year to Realty was $183,539. At December 31, 1993, the amount owed by Mr. McKinley to Realty was $81,256. The interest rate in effect during 1993 on the amount owed was 6.0%.

                      REPORT OF THE COMPENSATION COMMITTEE
                    FOR SANTA ANITA REALTY ENTERPRISES, INC.

To: The Board of Directors

  The Compensation Committee ("Committee"), a committee composed entirely of Directors who have never served as officers of Santa Anita Realty Enterprises, Inc. ("Realty"), determines and administers the compensation of Realty.

  The duties of the Committee include evaluation of the performance of management, consideration of management succession, the setting of compensation levels of members of senior management other than the Chief Executive Officer, whose compensation the Committee recommends to the Board for its action, and related matters. In addition, the Committee reviews various compensation, pension and benefit plans of Realty, including its stock option plan and deferred compensation agreements for certain senior officers.

  The Committee believes that a portion of the annual compensation of each officer should be related to the performance of Realty, in addition to the individual's contributions to Realty. In particular, in 1993, the Committee assessed the individual's contribution to the goal of "deleveraging" Realty as demonstrated by the Pacific Gulf transaction. This policy places a portion of the annual compensation "at risk."

  The Committee's deliberations include a review of the reasonableness of compensation paid, compared with the compensation paid by companies in the peer group identified in connection with the performance graph contained in this proxy statement. The Committee members also review general compensation surveys provided by compensation consulting firms to assure that the base salaries and total compensation levels for the company's executives fall within the mid-range of competitive practice when compared with companies of a comparable market capitalization and asset base in the peer group.

  Mr. Carpenter's salary as Chief Executive Officer of Realty was established at $260,000 for the 12 months commencing November 1, 1992 by the Board of Directors in December, 1992, based upon the recommendation of the Committee. In making this recommendation, the Committee reviewed the salaries of the Chief Executive Officers of several of the real estate investment trusts contained in the peer group identified in connection with the performance graph contained in this proxy statement. In particular, the Committee looked at salaries paid to officers in the peer group and determined that remuneration should be at the mid-range. Based upon this analysis, the Compensation Committee recommended that Mr. Carpenter's salary for the 12 months beginning November 1, 1993, be established at $280,000, which recommendation was accepted by the Board of Directors.

  Realty has an annual bonus plan which is predicated on a subjective assessment of both the performance of the executive officer and the performance of Realty. The bonus distributions, if any, are the sum of the recommendations of the Chairman of the Board and the Chief Executive Officer of Realty, except in the case of any bonus distribution to the Chief Executive Officer, which is determined by the Board of Directors based upon the recommendation of the Committee. The Committee took into account the executive officers' contributions to Realty's recurring income for the 1993 year and the restructuring of Realty. Realty's bonus plan distribution for 1993 represented 10 percent of the executive officers' salaries, compared with 20 percent in 1992.

  Mr. Carpenter's bonus of $30,000 was determined after evaluating Realty's 1993 recurring income compared with 1992 and his efforts in connection with the Pacific Gulf transaction.

  The Committee considered and did not grant stock options during 1993 in anticipation of management's leaving Realty and joining Pacific Gulf upon completion of the Pacific Gulf stock offering.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Realty and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                     Compensation Committee

                                     Thomas P. Mullaney      Arthur Lee Crowe
                                     William C. Baker        Robert H. Strub

April 6, 1994

                               PERFORMANCE GRAPH
                         SHAREOWNER RETURN PERFORMANCE

  The following graph shows a five-year comparison of total returns for The Companies, the S&P 500 Composite Index and National Association of Real Estate Investment Trust's All REIT Index.


                                [paste up graph]


                                              1988 1989  1990  1991  1992  1993
                                              ---- ----- ----- ----- ----- -----
Santa Anita Companies........................ 100   96.4  74.2  68.3  73.6  78.5
All REIT Index............................... 100   98.2  81.2 110.1 123.5 146.3
S&P 500...................................... 100  131.5 127.3 166.2 179.0 196.8

                              OTHER BENEFIT PLANS
                        FOR OPERATING COMPANY AND REALTY

  DEFERRED COMPENSATION ARRANGEMENTS. In 1993, Operating Company and Realty had in effect deferred compensation arrangements with certain officers, including Messrs. Keller, Goodrich, Ingle and King (Operating Company) and Mr. Carpenter (Realty), whereby they are entitled, (if they have 10 years of service), to a monthly benefit payable for 15 years, starting at the later of age 55 or retirement, equal to 50% (plus 2% for each year of service in excess of 25 years) of their last monthly salary less a monthly benefit payable under the Retirement Income Plan (except in situations in which a participating officer dies while employed by Operating Company or Realty, in which case there is no such offset). Mr. King resigned from Operating Company effective at the close of business on December 31, 1993. Mr. King's arrangement became fully vested on December 31, 1993 (see Executive Compensation--Operating Company, Note 5).
Mr. Carpenter resigned from Realty effective February 18, 1994. Mr. Carpenter's arrangement was assumed by Pacific Gulf on February 18, 1994. Vesting is 50% after 5 years of service, increasing to 100% after 10 years of service. Annualized examples of these benefits, commencing at age 65, are set forth below. The examples assume retirement as of December 31, 1993 after assumed years of service.

                                             BENEFITS BASED ON YEARS OF SERVICE
                                             -----------------------------------
   BASE SALARY                               10 YEARS 20 YEARS 30 YEARS 40 YEARS
   -----------                               -------- -------- -------- --------
   $125,000................................. $ 38,977 $ 15,084 $  1,846 $    369
    150,000.................................   46,477   17,584    1,846    4,359
    175,000.................................   53,977   20,084    1,846   24,359
    200,000.................................   61,477   22,584    4,359   44,359
    225,000.................................   68,977   25,084   19,359   64,359
    250,000.................................   79,309   33,248   34,359   84,359
    275,000.................................   91,809   45,748   49,359  104,359
    300,000.................................  104,309   58,248   64,359  124,359
    325,000.................................  116,809   70,748   79,359  144,359
    350,000.................................  129,309   83,248   94,359  164,359
    375,000.................................  141,809   95,748  109,359  184,359
    400,000.................................  154,309  108,248  124,359  204,359
    425,000.................................  166,809  120,748  139,359  224,359
    450,000.................................  179,309  133,248  154,359  244,359

  These arrangements provide additional benefits if a "Qualifying Termination" of the officer occurs within three years after a "Change in Control." In this event, the officer will be treated as having an additional five years of service under the arrangement. A Change in Control is generally defined as a 20% change in the ownership of the applicable Company, or the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board of Directors), subject to certain exceptions. A "Qualifying Termination" occurs if an officer is either involuntarily terminated without cause or voluntarily terminates for good reason. Both a significant modification of the executive's duties and a reduction of the executive's total compensation may constitute good reason.
Section 280G of the Internal Revenue Code ("Section 280G") provides that payments occasioned by a change in control may not be deducted by the employer (and may be subject to 20% excise tax when received by the employee) if total payments exceed certain limits. These additional benefits shall not be made to the extent that they, when aggregated with other payments, would cause the limits of Section 280G to be exceeded.

  RETIREMENT INCOME PLAN. Operating Company and Realty have a joint defined benefit Retirement Income Plan that is non-contributory. Benefits are determined regardless of position under a formula applied uniformly to all employees of Operating Company and its participating subsidiaries, and Realty (except as otherwise required under Internal Revenue Code "top-heavy" rules relating to "key" employees), and depend upon the employee's length of service, and the five year highest average salary up to $235,840, less certain Social Security benefits.

  Employees are eligible to participate in the plan after attaining age 21 and completing one year of service. The plan currently provides for 100% vesting of an employee's interest after five years of service (except to the extent faster vesting is required under Internal Revenue Code "top-heavy" rules). However, in the event of a Change in Control, the plan provides for immediate 100% vesting.

  The following table illustrates the estimated annual retirement benefit payable under the plan starting at age 65, after reduction for certain social security benefits, for participants with compensation and credited years of service shown. The benefits shown assume retirement at age 65 as of December 31, 1993 subject to the maximum annual benefit of $115,641 shown below. This maximum annual amount is actuarially increased for participants who retire after age 65.

                                             BENEFITS BASED ON YEARS OF SERVICE
                                             -----------------------------------
   BASE SALARY                               10 YEARS 20 YEARS 30 YEARS 40 YEARS
   -----------                               -------- -------- -------- --------
   $100,000................................. $ 18,523 $ 37,416 $ 58,154 $ 79,631
    125,000.................................   23,523   47,416   73,154   99,631
    150,000.................................   28,523   57,416   88,154  115,641
    175,000.................................   33,523   67,416  103,154  115,641
    200,000.................................   38,523   77,416  115,641  115,641
    225,000.................................   43,523   87,416  115,641  115,641
    250,000.................................   45,691   91,752  115,641  115,641
    275,000.................................   45,691   91,752  115,641  115,641
    300,000.................................   45,691   91,752  115,641  115,641
    325,000.................................   45,691   91,752  115,641  115,641
    350,000.................................   45,691   91,752  115,641  115,641
    375,000.................................   45,691   91,752  115,641  115,641
    400,000.................................   45,691   91,752  115,641  115,641
    425,000.................................   45,691   91,752  115,641  115,641
    450,000.................................   45,691   91,752  115,641  115,641

  The officers and their salaries covered under these plans as of December 31, 1993 and their years of service for purposes of these plans are as follows:

                                                  YEARS  RETIREMENT   DEFERRED
                                         ANNUAL    OF      INCOME   COMPENSATION
NAME                            COMPANY  SALARY  SERVICE    PLAN     AGREEMENT
- ----                           --------- ------- ------- ---------- ------------
Strub (1)..................... Operating 400,000    48      Yes         Yes
Keller........................ Operating 375,000     3      Yes         Yes
Goodrich...................... Operating 230,000    13      Yes         Yes
King.......................... Operating 146,500    19      Yes         Yes
Robbins....................... Operating 152,500    10      Yes          No
Ingle......................... Operating 138,000    24      Yes         Yes
Carpenter.....................    Realty 280,000    23      Yes         Yes
Herrman.......................    Realty 116,000     8      Yes          No
Nadal.........................    Realty 109,000     2      Yes          No

- --------
(1) As a result of Mr. Strub's death in 1993, his widow, Mrs. Elizabeth Strub, is receiving income benefits under both plans.

  Mr. King terminated employment with Operating Company at the end of 1993. Messrs. Carpenter, Herrman and Nadal resigned from Realty effective February 18, 1994 at which time their benefit arrangements were assumed by Pacific Gulf.

  THRIFT PLAN. Operating Company and Realty have a joint Thrift Plan under which employees may elect to contribute up to 21% of their annual compensation on a combination before-and-after tax basis, excluding bonuses. A percentage of these contributions by the employee is matched by either Operating Company or Realty with total matching contributions not exceeding a maximum of 6% of the contributing employee's annual compensation. Matching contributions are in the form of cash, which is used by the trustee to purchase paired shares of Operating Stock and Realty Stock. Employee contributions are invested in a fixed income fund or an equity fund, or a combination of fixed income and equity funds, according to the employee's choices. The plan provides for 20% vesting of company contribution after two years of service, increasing to 100% vesting after six years of service. However, upon a Change in Control, the plan provides for immediate 100% vesting.

  DIRECTORS' COMPENSATION. Each director retiring subsequent to 1960 and serving Realty, Operating Company or SAC as an outside director for at least ten years is remunerated at the annual rate of $480 times his or her number of years of service. This annual payment is payable for five years. During 1993 seven former directors with years of service ranging from thirteen to thirty participated in the plan. Payments made under the plan in 1993 totaled $91,200.

  In 1993, each active director who was not an employee of Operating Company or Realty received a $7,500 annual fee plus $400 for each meeting of the Board of Directors and each committee meeting attended and, in the case of Operating Company, for each separate subsidiary board meeting attended. In addition, Directors Taylor Grant and Charles Strub, II received $5,000 each in conjunction with services rendered on a special committee of the Board of Realty which reviewed the Pacific Gulf transaction.

  SEVERANCE AGREEMENTS. Operating Company has in effect Severance Agreements with certain officers, including Messrs. Keller, Goodrich, Ingle and Robbins. Similar severance agreements with Realty for Messrs. Carpenter and Herrman expired with their resignations as officers of Realty on February 18, 1994. These agreements, which have a term of five years, become effective if there is a Change in Control followed by a Qualifying Termination of the named executive within three years. In that event, the executive becomes entitled to a lump sum payment equal to 2 1/2 times the sum of (1) the executive's current annual base salary rate plus (2) the executive's average bonuses over the three calendar years preceding the Change in Control. In addition, the executive may continue to participate in the Company's medical and dental plans for three years if the executive pays the applicable premium. The Severance Agreements provide that no payments shall be made to the extent such payments, together with other payments by the Company, would cause the limits of Section 280G to be exceeded.

EMPLOYMENT AGREEMENTS

  Mr. Chillingworth has an agreement for employment with Realty effective March 16, 1994 and expiring on June 30, 1996 (subject to earlier termination under the circumstances described below). The agreement provides that Mr. Chillingworth shall serve as Chief Executive Officer of Realty and shall devote substantially two-thirds of his time and energy to the business of Realty. Mr. Chillingworth is entitled under the agreement to devote up to one-third of his time and energy to the business of Oaktree Racing Association, of which he currently serves as Executive Vice President. The agreement also contemplates that Mr. Chillingworth will be appointed as a director of Realty and serve as Vice Chairman of the Board of Realty at some time in the future.

  The agreement provides for various benefits to Mr. Chillingworth, including a current annual base salary of $160,000, which is subject to periodic review and increase, but not decrease. Mr. Chillingworth is also entitled under the agreement to various fringe benefits and perquisites (such as car and club membership allowances) and to participate in all annual bonus, incentive, savings and retirement, welfare and vacation plans, programs and policies applicable generally to other peer executives of Realty. In determining bonus and incentive awards, the agreement provides that the Compensation Committee will consider Mr. Chillingworth's success in accomplishing certain specified strategic, financial and personal goals. As a condition of the agreement, Mr. Chillingworth also was granted (pursuant to the terms of Realty's 1984 Stock Option Program) options to purchase 30,000 shares of Realty's common stock at $20.25, which was the fair market value of the common stock on the date of grant.

  The agreement automatically terminates in the event of Mr. Chillingworth's death or "disability" (as defined in the agreement). Realty may also terminate Mr. Chillingworth's employment under the agreement at any time, with or without "cause" (as defined in the agreement), upon 90 days written notice. The agreement provides for various payments to Mr. Chillingworth or his estate or beneficiaries, as applicable, in the event of termination of his employment. In the event of termination for death or disability, Mr. Chillingworth or his estate or beneficiaries would be entitled to receive within 30 days of such termination a lump sum payment equal to his accrued but unpaid (i) salary, (ii) reasonable employment expenses and fringe benefit allowances, and (iii) vacation pay (collectively, "Accrued Obligations"). Under such circumstances, Mr. Chillingworth or his estate or beneficiaries would also receive payment of any amounts due pursuant to the terms of any applicable welfare or pension benefit plans. Upon termination for cause, Mr. Chillingworth would be entitled to receive timely payments of his Accrued Obligations and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans. If Realty terminates Mr. Chillingworth's employment other than for cause or death or disability, or if Mr. Chillingworth voluntarily terminates his employment for "good reason" (as defined in the agreement), then he is entitled to receive
(a) timely payments of his Accrued Obligations, (b) payments of any amounts due pursuant to the terms of any applicable welfare or pension benefit plans, and
(c) a payment equal to 112% of his then current annual base salary, subject to offset for any cash lump sum payment he may receive pursuant to any severance agreement with Realty. In the event Mr. Chillingworth's employment is terminated for any reason other than cause, any of the stock options granted to Mr. Chillingworth as a condition of the agreement which have not yet vested will vest automatically and be exercisable for a period of 90 days following such termination.

  Mr. Stirling has an agreement for employment with Realty to serve as President and Chief Operating Officer commencing on April 18, 1994 and expiring on June 30, 1996 (subject to earlier termination under the circumstances described below). The other terms of Mr. Stirling's agreement are similar to those described above for Mr. Chillingworth, except that (a) Mr. Stirling has agreed to devote substantially all of his time and energy to the business of Realty, (b) Mr. Stirling is entitled to receive a current annual base salary of $150,000, which is subject to periodic review and increase, but not decrease, and (c) as a condition of the agreement, Mr. Stirling is entitled to receive (pursuant to the terms of Realty's 1984 Stock Option Program) options to purchase 20,000 shares of Realty's common stock at the fair market value of the common stock on April 18, 1994.

                           RELATED PARTY TRANSACTION

  Mr. Chillingworth, the recently appointed Chief Executive Officer of Realty, also serves as Executive Vice President of Oak Tree Racing Association ("Oak Tree"). Oak Tree subleases Santa Anita Racetrack from LATC, a wholly owned subsidiary of Operating Company, for the purpose of conducting a thoroughbred horse racing meet lasting between five and six weeks each year. Under the current sublease, which has been in place since January 1990 and expires in 2000, Oak Tree made rental payments of $2,401,000 to LATC during 1993.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of each Company customarily selects an independent accounting firm to examine each Company's financial statements shortly before the close of each fiscal year and, accordingly, Kenneth Leventhal & Company has been selected at this time for the 1994 audit. The firm of Kenneth Leventhal & Company examined each Company's financial statements for the year ended December 31, 1993, and a member of that firm will be present at each Company's Annual Meeting of Shareholders with the opportunity to make a statement and to answer questions by the shareholders.

                                 OTHER MATTERS

  Managements of each Company know of no business other than that mentioned above to be transacted at the Annual Meetings, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so to the fullest extent permitted by applicable law is included in the proxy.

                       PROPOSALS FOR NEXT ANNUAL MEETINGS

  Any proposal which a shareholder intends to present at the next Annual Meetings of Shareholders, to be held in May, 1995, must be received at the principal executive offices of the Company to which such proposal relates by December 7, 1994, if such proposal is to be considered for inclusion in such Company's Proxy Statement and form of proxy relating to that meeting.

                           ANNUAL REPORT (FORM 10-K)

  The Companies undertake, on written request, to provide each shareholder, without charge, a copy of The Companies' annual report on Form 10-K for the year ended December 31, 1993 as filed with the Securities and Exchange Commission, including the financial statements, schedules, and exhibits to such report. Requests should be addressed to Santa Anita Operating Company, P.O. Box 808, Arcadia, California 91066-0808, Attention: Alexander W. Ingle or Santa Anita Realty Enterprises, Inc., 363 San Miguel Drive, Suite 100, Newport Beach, California 92660, Attention: John Goodwin.

Alexander W. Ingle                        John Goodwin
Secretary                                 Assistant Secretary
Santa Anita Operating Company             Santa Anita Realty Enterprises, Inc.

[LOGO OF SANTA ANITA COMPANY]

SANTA ANITA                PROXY                SANTA ANITA REALTY
OPERATING COMPANY                               ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE RESPECTIVE BOARDS OF DIRECTORS.

     The undersigned hereby appoints Richard S. Cohen, Arthur Lee Crowe and Stephen F. Keller as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Santa Anita Operating Company and Santa Anita Realty Enterprises, Inc. held of record by the undersigned on March 8, 1994, at the annual meetings of shareholders to be held on May 3, 1994 or any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS FOR SANTA ANITA OPERATING
   COMPANY--
   Nominees: William C. Baker, Clifford C. Goodrich,
   Stephen F. Keller

   FOR  WITHHOLD  FOR ALL (Except Nominee(s) written below)
   [__]   [__]     [__]

   _______________________________________________________

2. ELECTION OF DIRECTORS FOR SANTA ANITA REALTY
   ENTERPRISES, INC.--
   Nominees: William C. Baker, Clifford C. Goodrich,
   Stephen F. Keller, Charles H. Strub, II

   FOR  WITHHOLD  FOR ALL (Except Nominee(s) written below)
   [__]   [__]     [__]

   _______________________________________________________

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THIS CARD.

                                       Dated:_____________________________, 1994

Signature ______________________________________________________________________

Signature if held jointly ______________________________________________________

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.